SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2007

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers

Actions Regarding Executive Compensation by the Compensation Committee on January 29, 2007:

At its January 29th meeting, the Compensation Committee (the “Committee”) of the Board of Directors of Ambac Financial Group, Inc. (“Ambac”) took the following actions with respect to the compensation of the Company’s named executive officers (which officers were determined by reference to the Company’s proxy statement, dated March 27, 2006):

Base Salaries for 2007

Name	Base Salary Amount
Robert J. Genader	$650,000
John W. Uhlein, III	$350,000
Douglas C. Renfield-Miller	$300,000
Sean T. Leonard	$380,000
William T. McKinnon	$400,000
*David W. Wallis	$294,150

Bonuses for 2006

Name	2006 Cash Bonus Amount	2006 RSU Bonus Amount
Robert J. Genader	$1,200,000	$550,063
John W. Uhlein, III	$975,000	$0
Douglas C. Renfield-Miller	$675,000	$300,034
Sean T. Leonard	$431,250	$193,732
William T. McKinnon	$725,000	$0
*David W. Wallis	$833,425	$0

*	A conversion rate of 1.961 was used to convert Mr. Wallis’ salary (£150,000) and bonus (£425,000) from Sterling to U.S. dollars. This was the rate at market close on January 29, 2007, the date that the salary and bonus were awarded by the Compensation Committee.

The bonuses awarded to Messrs. Uhlein, McKinnon and Wallis were payable in cash. Pursuant to an election made under the Senior Officer Deferred Compensation Sub-Plan of the Ambac 1997 Equity Plan (the “SubPlan”), the Compensation Committee paid 25% of Messrs. Genader’s, Renfield Miller’s and Leonard’s bonuses in restricted stock units (“RSUs”). For each officer that elects to have up to 25% of his or her bonus awarded in RSUs, the value ascribed to the RSUs awarded under for the Sub-Plan is based on a 25% discount from the market value of Ambac’s common stock on the date of grant to account for vesting requirements and restrictions on transfer of the RSUs. Amounts shown in Messrs. Genader’s, Renfield-Miller’s and Leonard’s columns are based on the market value of the underlying Common stock on the date of grant. The restricted stock units vest over four years.

The following stock options were granted to the named executive officers by the Compensation Committee on January 29, 2007. The stock options have an exercise price per share of $87.27, which was the closing price of Ambac’s common stock on the New York Stock Exchange on the date of grant. Each executive officer’s stock options will vest in two equal installments when the market price of Ambac’s stock meets or exceeds $106 and $125 for twenty consecutive trading days or no later than the fifth anniversary of the grant date.

2006 Stock Option Awards

Name	2006 Stock Option Award
Robert J. Genader	110,000
John W. Uhlein, III	35,000
Douglas C. Renfield-Miller	35,000
Sean T. Leonard	20,500
William T. McKinnon	13,000
David W. Wallis	17,500

Employment Agreement with William T. McKinnon

On January 30, 2007, Ambac entered into an employment agreement with William T. McKinnon (the “McKinnon Agreement”) to serve as Senior Managing Director and the Chief Risk Officer of Ambac. The agreement became effective as of January 30, 2007 and expires on January 30, 2009 (the “Term”).

The McKinnon Agreement provides for: (i) a specified salary that shall not be less than $400,000; (ii) a guaranteed minimum annual bonus of $800,000 for the 2007 performance year and a minimum bonus of $850,000 for the 2008 performance year; and (iii) long-term incentive compensation awards under Ambac’s Equity Plan consisting of: (a) January 2008: $325,000 in stock options and $425,000 in RSUs and (b) January 2009: $325,000 in stock options and $425,000 in RSUs.

The McKinnon Agreement also provides for a special equity grant. At the January 29th Compensation Committee meeting, the Committee granted Mr. McKinnon $750,000 of restricted stock units (“RSUs”). All of the RSUs will vest on January 29, 2010; provided, however, if Mr. McKinnon elects to retire at any time prior to January 29, 2010, only that portion of RSUs proportionate to time worked will vest. Regardless of when they vest, the RSUs shall be settle on July 29, 2010 or the six month anniversary of the termination of the Executive’s employment, whichever is sooner.

The McKinnon Agreement further provides that in the event of Mr. McKinnon’s Disability, Ambac may terminate his employment. Notwithstanding, if Mr. McKinnon’s employment terminates before the end of its Term due to death or Disability, any Salary earned by Mr. McKinnon up to the date of such termination, plus a pro rata portion of his guaranteed bonus and long-term-incentive compensation for the year in which such termination occurs, shall be paid to Mr. McKinnon or his estate. All other equity awards awarded to Mr. McKinnon under the Equity Plan shall become fully vested pursuant to the Equity Plan documents.

The McKinnon Agreement also provides that if his employment with Ambac continues “at will” following the expiration of the Term, his annual salary will not be decreased during the first year of “at will” employment and he will be eligible for a bonus and to participate in the long-term incentive programs of Ambac in effect at the time.

If Mr. McKinnon’s employment is terminated other than for “Cause”, or if he resigns for “Good Reason” Mr. McKinnon will receive, all compensation provided for in the McKinnon Agreement (as described above) during the Term. For purpose of the McKinnon Agreement, “Good Reason” shall mean Ambac’s failure to pay any amount due to Mr. McKinnon under the McKinnon Agreement. For purpose of the McKinnon Agreement, “Cause” means any of the following: (i) the willful commission of acts that are dishonest and demonstrably and materially injurious to Ambac or any of its affiliates; (ii) the conviction of a felonious act resulting in material harm to the financial condition or business reputation of Ambac or any of its affiliates; (iii) a breach of any of the covenants set forth in the Agreement; or (iv) continuous failure to perform his duties as Senior Managing Director and Chief Risk Officer.

Mr. McKinnon and Ambac are parties to an amended and restated management retention agreement dated as of January 27, 2004, which sets forth certain provisions applicable to his employment in the event of a “Change in Control”. A form of the Agreement was filed as Exhibit 10.08 to Ambac’s Annual Report on Form 10-K for the year ended December 31, 1997 and is incorporated herein by reference.

The McKinnon Agreement provides that Mr. McKinnon will be subject to certain restrictions prohibiting him from (i) engaging in competition with Ambac or any of our subsidiaries, (ii) wrongfully soliciting any of its employees (except that these restrictions will not apply following a Change in Control), and (iii) divulging any confidential or proprietary information he obtained while he was our employee through January 30, 2010.

The McKinnon Agreement also provides that if Mr. McKinnon voluntarily terminates his employment with Ambac before the end of the Term or Ambac terminates his employment for “Cause” or Mr. McKinnon breaches any of the provisions in the McKinnon Agreement, Ambac shall cease to have to make any payments under the McKinnon Agreement and shall be entitled to have Mr. McKinnon repay Ambac (i) any bonus paid above the minimum guaranteed amount, and (ii) any equity awards provided for in the McKinnon Agreement, whether or not vested. To the extent that (i) any restricted stock units included in any such award have already been settled, Mr. McKinnon shall return such shares to Ambac and (ii) Mr. McKinnon has exercised any stock options, Mr. McKinnon shall pay Ambac an amount equal to the excess of the fair market value of the stock options.

Management Retention Agreement with David Wallis

On January 30, 2007, Ambac entered into an Amended and Restated Management Retention Agreement with David Wallis, a senior managing director and executive officer of Ambac. A form of the Agreement was filed as Exhibit 10.08 to Ambac’s Annual Report on Form 10-K for the year ended December 31, 1997 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: February 2, 2007

	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel